EXHIBIT 10.15

LEASE AGREEMENT

Landlord:	EaglePicher Technologies, LLC.
a Delaware Limited Liability Company

Tenant:	Mobile Energy Products, Inc.,
a Delaware corporation

Premises:	3820 South Hancock Expressway
Colorado Springs, Colorado 80911

Date:	October 1, 2003

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14. CONDEMNATION	7
15. ASSIGNMENT AND SUBLETTING	7
15.1. General	7
15.2. Affiliate Transfers	8
15.3. Additional Compensation	8
15.4. No Release	8
15.5. Landlord Transfer	9
16. INDEMNIFICATION AND WAIVER	9
17. INSPECTION AND ACCESS	9
18. QUIET ENJOYMENT	9
19. SURRENDER	10
19.1. Removal/Repair	10
19.2 Survival	10
20. HOLDING OVER	10
21. EVENTS OF DEFAULT	10
22. LANDLORD'S REMEDIES	11
22.1. General	11
22.2. Lease Termination	12
22.3. No Waiver	12
23. LANDLORD'S DEFAULT AND LIABILITY	12
23.1. Landlord's Default	12
23.2. Self-Help	12
23.3. Landlord's Liability	13
24. WAIVER OF JURY TRIAL	13
25. SUBORDINATION	13
25A. MORTGAGEE'S REQUIREMENTS	14
26. MECHANIC'S LIENS	14
27. ESTOPPEL CERTIFICATES	14
28. ENVIRONMENTAL REQUIREMENTS	15
28.1. General	15
28.2. Indemnity	15
28.3. Assessments	16
29. SECURITY SERVICE	16
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30. FORCE MAJEURE	16
31. OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL	17
31.1. Option to Purchase	17
31.2. Right of First Refusal	17
31.3. Purchase Price - Option to Purchase	17
31.4. Closing	18
32. OPTIONS TO RENEW	19
33. ENTIRE AGREEMENT	20
34. SEVERABILITY	20
35. BROKERS	20
36. MISCELLANEOUS	20

EXHIBITS

Exhibit A - Legal Description Exhibit B - Access License Agreement

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LEASE AGREEMENT

          THIS LEASE AGREEMENT (this “Lease”) is made as of the 1st day of October, 2003, between EaglePicher Technologies, LLC, a Delaware Limited Liability Company (“Landlord”), and Mobile Energy Products, Inc., a Delaware corporation (“Tenant”).

Premises:	The building and improvements located at 3820 South Hancock Expressway, Colorado Springs, Colorado 80911 and upon the land described on Exhibit A attached hereto.

Lease Term:	66 calendar months with options to renew the Lease Term as set forth in Paragraph 32 herein.

Commencement Date:	October 1, 2003

Annual Base Rent:	Rent free during first six months of Lease Term; $286,500 per year thereafter to be paid in equal monthly payments of $23,875 per month commencing April 1, 2004.

1.           GRANTING CLAUSE.

              1.1.      Premises. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.           PREMISES.

              2.1.      Acceptance. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, and regulations. Tenant acknowledges that, except as otherwise expressly set forth herein, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that, subject to the same conditions, the Premises were in good condition at the time possession was taken. In no event shall Landlord be liable for any defects in the Premises or for any limitation on its use other than as expressly provided in this Lease. Landlord represents and warrants that as of the Commencement Date of this Lease, all building systems, including without limitation, the HVAC, electrical, mechanical, and plumbing systems shall be in working order.

              2.2.      WAIVER. LANDLORD AND TENANT EXPRESSLY WAIVE AND DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE AND EXCEPT AS OTHERWISE PROVIDED HEREIN, TENANT TAKES THE PREMISES "AS-IS".

3.           USE.

              3.1.      Permitted Use. The Premises shall be used only for (i) the purposes of manufacturing and selling batteries and battery-related and/or power-related technology products and uses ancillary thereto, and (ii) such other uses as may from time to time be approved, in the reasonable discretion of Landlord, in writing by Landlord. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.

              3.2.      Compliance With Laws. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all ground leases, declarations, covenants, and restrictions, applicable to Tenant's particular manner of use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to Tenant's particular manner of use or occupation of the Premises.

              3.3.      Prohibited Use. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Premises is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Outside storage, including storage of trucks and other vehicles, is permitted so long as such storage is in the normal course of business and the Premises are kept orderly and otherwise in compliance with all laws. No use shall be made of the Premises that would constitute the Premises as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.

4.           BASE RENT.

              4.1.      Payment. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as otherwise specifically set forth herein), monthly installments of Base Rent on or before the first day of each calendar month commencing April 1, 2004 and continuing thereafter throughout the Lease Term. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.

              4.2.      Late Charge; No Offset. Tenant hereby acknowledges that late payment by Tenant of Base Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if Tenant is delinquent beyond the expiration of applicable notice and cure periods in any monthly installment of Base Rent or any other sums due hereunder, Tenant shall pay to Landlord on written demand a late charge equal to 3 percent of such delinquent sum. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord's remedies in any manner. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease.

5.           UTILITIES.

              Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have the right to cause at Tenant’s expense any of said services to be charged directly to Tenant by the provider. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors and or employees, Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder or otherwise permit Tenant to terminate this Lease.

6.           TAXES.

              Landlord agrees to pay all taxes and assessments, general and special, and all other governmental impositions which may be levied upon the Premises or any part thereof, excluding, however, federal and state taxes on income which shall be paid by Tenant. In the event Tenant makes any Tenant Improvements in accordance with Paragraph 28, Tenant shall pay, as additional rent, the taxes and assessments on such Tenant Improvements.

7.           INSURANCE.

              7.1.      Landlord's Insurance. Landlord may maintain such fire and extended coverage insurance covering the Premises as Landlord deems appropriate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.

              7.2.      Tenant's Insurance. Tenant, at its own expense, shall maintain during the Lease Term a policy or policies of fire and extended coverage insurance covering the full replacement cost of the Premises (but not less than $3,000,000) and all property and improvements, installed or placed in the Premises by Tenant; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with liability limits of not less than $2,000,000 combined single limit per occurrence (together with such umbrella coverage as Landlord may require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and pollution liability insurance with such limits as Landlord may reasonably require; provided, however, that Landlord may from time to time require an increase in any such limits. All such policies shall name Landlord and Landlord's mortgagee, if applicable, as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). All such policies insuring the Premises shall name Landlord and Landlord's mortgagee, if any, as the only named insureds. In the event of loss under any policy or policies provided by Tenant to Landlord under this Paragraph 7.2, other than the liability policy required, the insurance proceeds will be payable to Landlord or Landlord's mortgagee; thereafter, such proceeds, with the exception of any loss of rents insurance proceeds and subject to Paragraph 13.1 below, will be used for the expense of repairing or rebuilding those portions of the Premises which have been damaged or destroyed if Landlord and its mortgagee are satisfied that the amount of insurance proceeds together with additional proceeds tendered by Tenant are and will be at all times sufficient to pay for the completion of the repairs or rebuilding. Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

              7.3.      Waiver of Subrogation. The fire and extended coverage insurance obtained by Landlord and Tenant covering their respective property shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees, and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

8.           LANDLORD'S REPAIRS.

              Landlord shall maintain, at Landlord’s expense, the building of which the Premises are a part, including routine maintenance (but not replacement) of the heating and air conditioning and other mechanical systems and components of the building, including lighting, electrical systems, and plumbing lines and equipment (“Building Systems”), in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded; provided, however, if Tenant purchases the Premises pursuant to its option set forth in Paragraph 31 below, Tenant shall, as part of the purchase price, pay Landlord for all such maintenance. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 8, after which Landlord shall have a commercially reasonable opportunity to repair.

9.           TENANT'S REPAIRS.

              Except only those repairs for which Landlord is responsible under Paragraph 8, Tenant, at Tenant’s cost and expense, shall maintain the Premises and replace, as necessary, the Building Systems. Subject to the provisions of Paragraph 13, Tenant shall repair and pay for any damage to the Premises and Building Systems caused by Tenant and Tenant’s employees, agents, or invitees, or caused by Tenant’s default hereunder.

10.         TENANT IMPROVEMENTS AND TRADE FIXTURES.

              10.1.      Tenant Improvements. (a) Any structural alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant Improvements") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All Tenant Improvements shall comply with insurance requirements and with applicable law, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All Tenant Improvements shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its reasonable approval, and Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and documents. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. Landlord's right to review plans and specifications shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors. Tenant shall not be required to remove any Tenant Improvement at the expiration or earlier termination of this Lease.

              (b)      Tenant may, without Landlord's consent, make any non-structural alterations, additions or improvements to the Premises and the provisions of paragraph (a) above shall not apply to such non-structural improvements.

              10.2.      Trade Fixtures. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") as it desires provided that such items do not alter the basic character of the Premises or the Premises, do not overload or damage the same, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's requirements. Subject to Paragraph 29 below, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

11.         SIGNS.

              11.1      Tenant shall not make any material changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media or any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facial surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

              11.2      Landlord shall promptly remove, or cause to be removed, from the Premises all signs containing references to Landlord or any affiliate of Landlord.

12.         [RESERVED]

13.         FIRE AND CASUALTY DAMAGE.

              13.1.      Substantial Destruction. If the Premises are totally destroyed by fire or other casualty, or if the Premises are damaged so that rebuilding thereof cannot reasonably be completed within one hundred twenty (120) days after the date of the damage or destruction, Landlord and Tenant each shall have the option to terminate this Lease within thirty (30) days after the date of the damage or destruction, which termination shall be effective as of the date of said damage or destruction, provided, however, that Landlord's right to terminate shall be subject to Tenant's right to exercise its option to purchase the Premises as set forth in Paragraph 31 below. In the event that this Lease is so terminated, Landlord shall be entitled to retain any insurance proceeds payable to Landlord under Paragraph 7 above provided, however, Landlord shall assign such proceeds (less the purchase price that may be established pursuant to Subparagraph 31.3 below) to Tenant if Tenant elects to exercise such option under Paragraph 31 below and closes the purchase of the Premises. If neither party exercises its right hereunder to terminate this Lease, then Landlord shall forthwith commence and thereafter diligently complete repair and restoration of the Leased Premises, subject to delays beyond Landlord's reasonable control and force majeure events, to substantially the same operating condition in which they existed immediately prior to the damage or destruction, in which event Base Rent and any additional rent shall be abated from the date of damage or destruction until the Premises are restored and Tenant can reopen for business therein. Landlord shall not be required to repair and reconstruct any fixtures, additions, or other improvements that Tenant is required to insure under Paragraph 7. If Landlord does not complete such repair and restoration of the Premises within 270 days after the date of casualty or destruction, Tenant may, in its sole discretion, terminate this Lease.

              13.2.      Partial Destruction. If the Premises are partially damaged by fire or other casualty and restoration can reasonably be completed within one hundred twenty (120) days from the date of the damage, then this Lease shall not terminate and Landlord, at its sole risk and expense, shall diligently proceed to rebuild or repair the Premises or other improvements subject to delays beyond Landlord's reasonable control and force majeure events, to substantially the same operating condition in which they existed immediately prior to the damage or destruction. The Lease Term shall be extended for a time equal to the period beginning on the date the loss or damage was suffered until the repairs and replacement are completed. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, then the Base Rent and any additional rent payable under this Lease during the period for which the Premises are untenantable shall be equitably reduced or abated to reflect the diminution which such fire or other casualty has on the conduct of Tenant's business and/or operations at the Premises until such time as the Premises or such portion thereof are made tenantable and Tenant can reopen for business therein.

14.         CONDEMNATION.

              If the whole or any substantial part of the Premises or the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with the permitted use of the Premises or in Landlord’s judgment, would materially interfere with or impair its ownership or operation of the Premises or, in Tenant’s judgment, would materially interfere with or impair its use or operation of the Premises, then upon written notice by Landlord or Tenant, as the case may be, this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, if Tenant exercises its option to purchase the Premises pursuant to Paragraph 31 below, Landlord shall assign to Tenant all proceeds of such Taking exceeding $2,000,000 (if Tenant purchases the Premises pursuant to Paragraph 31.3(A) below, or as applicable, the proceeds of such Taking which may exceed the Fair Market Purchase Price as the same may be established pursuant to Paragraph 31.3(B) below). Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recovered by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant then available.

15.         ASSIGNMENT AND SUBLETTING.

              15.1.      General. Without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law and shall bind any permitted assignee or sublessee. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless Tenant's ownership interests are publicly traded. Any consent to any such assignment, subletting or other transfer shall be at the complete discretion of Landlord. If Tenant requests Landlord's consent to any assignment, subletting or other transfer, then Tenant shall provide Landlord with a written description of all terms thereof, copies of the proposed documentation and the following information about the proposed assignee, sublessee or other transferee: name and address; reasonably satisfactory information about its proposed business and business history; its proposed use of the Premises; banking, financial and other credit information; and other information sufficient to enable Landlord to determine the proposed transferee's creditworthiness, character and nature of its operations. If Landlord consents to a proposed assignment, subletting or other transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it assumes the Tenant's obligations hereunder. Landlord's consent to any assignment, subletting or other transfer shall not waive Landlord's rights as to any subsequent assignment, subletting or transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment, sublease or other transfer.

              15.2.      Affiliate Transfers. Notwithstanding Subparagraph 15.1 above, Tenant may assign or sublet the Premises or any part thereof to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate") without the prior written consent of Landlord as long as any such Tenant Affiliate has the same or greater financial creditworthiness as Tenant as of the date of the transfer, as reasonably determined by Landlord. In such event, Tenant must give Landlord at least ten (10) days prior written notice and execute and deliver to Landlord such financial credit information and instruments (including UCC-3 amendments) as Landlord may reasonably request with such respect to any such assignment or subletting.

              15.3.      Additional Compensation. In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess consideration (less the costs incurred by Tenant in connection with any such sublease or assignment) within 10 days following receipt thereof by Tenant.

              15.4.      No Release. Notwithstanding any assignment, subletting or other transfer (other than to a Tenant Affiliate), Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder which default is continuing beyond the expiration of all applicable notice and cure periods, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

              15.5.      Landlord Transfer. Landlord may transfer, in whole or in part, the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, other than its obligations under Paragraph 28 which shall be continuing.

16.         INDEMNIFICATION AND WAIVER.

              Except for Landlord’s or Landlord’s employees, agents or contractors gross negligence, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s partners, officers, directors, agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees) for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from Tenant’s use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under the provisions of this Paragraph 16.

17.         INSPECTION AND ACCESS.

              Upon prior reasonable notice to Tenant, Landlord and its agents, representatives, and contractors shall have the right to enter the Premises during regular business hours to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose; provided, however, that in case of (i) emergencies which impose an obligation upon Landlord, Landlord may enter the Premises at any time without prior notice and (ii) inspections covered by Section 28.3, then Landlord’s access to the Premises shall be at such times and upon such notice as provided in the applicable provisions of Section 28.3. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective lenders or purchasers or, during the last 6 months of the Lease Term, prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Premises is available for sale. Landlord shall use reasonable efforts to minimize the interference with Tenant’s use of the Premises or business by reason of such access by Landlord.

18.         QUIET ENJOYMENT.

              Provided this Lease is in full force and effect, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

19.         SURRENDER.

              19.1.      Removal/Repair. Upon expiration of the Lease Term or earlier termination of Tenant's right of possession, Landlord may, upon not less than 60 days prior written notice to Tenant (which notice may be given at any time during the Lease Term), require Tenant, at Tenant's expense, to remove any or all Trade Fixtures and to repair any damage caused by such removal. Any Trade Fixtures or other property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All Tenant Improvements except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

              19.2      Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Lease Term, as the same may be extended, shall survive such expiration or termination.

20.         HOLDING OVER.

              If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages actually incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 20 shall not be construed as consent for Tenant to retain possession of the Premises.

21.         EVENTS OF DEFAULT.

              Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days.

(ii) Tenant shall (A) become insolvent; (B) admit in writing its inability to pay its debts; (C) make a general assignment for the benefit of creditors; (D) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (E) take any action to authorize or in contemplation of any of the actions set forth above in this Subparagraph 21(ii).

(iii) Any case, proceeding or other action against Tenant shall be commenced (and not unchanged within 90 days) seeking (A) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (B) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (C) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which it is not dismissed within 60 days of its filing or entry.

(iv) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(v) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein for a period in excess of 30 consecutive days, whether or not Tenant is in monetary or other default under this Lease.

(vi) There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vii) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(viii) Tenant shall be dissolved or otherwise fail to maintain its legal existence.

(ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 21, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

22.         LANDLORD'S REMEDIES.

              22.1.      General. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease; (ii) alter locks or other security devices at the Premises, without notice to Tenant, to deprive Tenant access thereto and Landlord shall not be required to provide a new key or right of access to Tenant; and/or (iii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord shall use commercially reasonable efforts to mitigate damages.

              22.2.      Lease Termination. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination, and all Base Rent due thereafter through the end of the Lease Term (less the amount of rent received under any subsequent lease of the Premises); and costs of removing and storing Tenant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses actually incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs.

              22.3.      No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord or Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord or Tenant to enforce their respective rights pursuant to this Lease or at law or in equity, shall not be a waiver of either party's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

23.         LANDLORD'S DEFAULT AND LIABILITY.

              23.1.      Landlord's Default. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary; provided Landlord is diligently prosecuting the same). If Landlord is in default hereunder, Tenant' exclusive remedy shall be an action for damages or, alternatively, with respect solely to the provisions of Paragraph 8 above, the self-help remedy under Subparagraph 23.2 below. All obligations of Landlord hereunder shall be construed as covenants not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.

              23.2      Self-Help. Notwithstanding anything in this Lease to the contrary, if Landlord shall default in the performance or observance of its obligations under Paragraph 8 above, and shall not cure such default within the time and after the notice specified in Subparagraph 23.1 above, Tenant may, at any time thereafter, cure such default and Landlord shall upon receipt of reasonably satisfactory evidence of such expense, reimburse Tenant for any amount paid and any expense so incurred up to $10,000 per year.

              23.3.      Landlord's Liability. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer of such owner of its interests in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's-ownership. Any liability of Landlord under this Lease and/or with respect to the Premises, shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord and/or its partners, officers, directors, agents or employees in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or such other parties.

24.         WAIVER OF JURY TRIAL.

              TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

25.         SUBORDINATION.

              This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that the subordination of this Lease to any such mortgage shall be conditioned upon the holder of such mortgage providing to Tenant a Nondisturbance Agreement (as hereinafter defined), in form and substance reasonably satisfactory to Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder; provided, however, Tenant’s obligation to subordinate shall be conditioned on its receipt of an agreement from the holder of such mortgage in which such holder agrees that: (i) so long as Tenant shall not be in default beyond the expiration of all applicable notice and cure periods in the payment of Base Rent and the performance and observance of all material covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such holder (or its successor) shall not interfere with, hinder or molest Tenant’s right to quiet enjoyment and all other rights of Tenant under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, and (ii) such subordination agreement or other instrument, release or document shall provide that insurance and condemnation proceeds shall be applied in the manner set forth in the Lease (collectively, a “Nondisturbance Agreement”). The lien of any such mortgage shall not cover Tenant’s Trade Fixtures or other personal property located in or on the Premises. If Tenant fails to deliver such instruments referred to in this Paragraph 25 within 10 days after Tenant’s receipt of Landlord’s demand therefor, Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without notice or Tenant’s consent, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

25A.      MORTGAGEE'S REQUIREMENTS. If any mortgagee should reasonably require that this Lease be amended in any manner (other than in the description of the Premises, the Lease Term, the purpose, or the rent hereunder) which amendment does not materially or adversely affect the interests or obligations of Tenant hereunder, Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a lease supplement agreement embodying such amendments. Tenant shall, within 10 business days after receipt of Landlord's notice, consent to such amendments and execute the tendered lease supplement agreement.

26.         MECHANIC'S LIENS.

              Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

27.         ESTOPPEL CERTIFICATES.

              Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after the Landlord’s written request thereof.

28.         ENVIRONMENTAL REQUIREMENTS.

              28.1      General. Except for the right of Tenant to use and store Hazardous Material in the ordinary course of Tenant’s business, provided such use and storage is in compliance with all Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, as its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. Compliance with Environmental Requirements shall include immediately undertaking any action necessary to respond to a release of Hazardous Material caused by Tenant or to respond to other violations of Environmental Requirements by Tenant. The term “Environmental Requirements” means the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act (“CAA”), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act (“CWA”), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment. The term “Hazardous Materials” means and includes (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, bio-hazardous or infectious waste, special waste, or solid waste under Environmental Requirements; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

              28.2.      Indemnity. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees, Tenant shall indemnify, defend, and hold Landlord and its shareholders, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises or the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, consultant fees, attorneys' fees, or expert fees) (collectively, "Losses") which arise during or after the Lease Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of (1) any breach of the obligations under this Paragraph 28, (2) Tenant's operation of its business on the Premises, (3) any Release (as defined below) or threatened Release of Hazardous Materials at or from the Premises arising out of or related to Tenant's or any Tenant Affiliate's operation of its business on the Premises or during Tenant's or any Tenant Affiliate's occupancy or ownership of the Premises, or at or from any disposal location used by Tenant or any Tenant Affiliate; (4) any violations of Environmental Requirements resulting from or arising out of Tenant's or any Tenant Affiliate's lease or ownership of the Premises; (5) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by Tenant or any Tenant Affiliate or related to arising out of or occurring during Tenant's or any Tenant Affiliate's lease or ownership of, or operation on, the Premises; or (6) any breach of any warranty, representation or covenant regarding environmental matters made by the Tenant. "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

              Except to the extent arising from the acts, negligence or willful misconduct of Tenant or Tenant’s agents, contractors or employees, Landlord shall indemnify, defend, and hold Tenant and its shareholders, officers, directors, agents and employees harmless from and against any and all manner of Losses which are brought or recoverable against, or suffered or incurred by Tenant or such parties as a result of (1) any Release or threatened Release of Hazardous Materials at or from the Premises prior to Commencement Date or any disposal location that received Hazardous Materials generated by Landlord or a predecessor in interest; (2) any violations of Environmental Requirements by Landlord or predecessor in interest; (3) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by Landlord prior to the Commencement Date; (4) any breach of any warranty, representation or covenant regarding environmental matters made by Landlord; (5) any soil or groundwater contamination existing at the Premises prior to the Commencement Date, including but not limited to the obligations under the CDPH Order, the EPA Corrective Action Order and the SSD Groundwater Remediation Permit except as otherwise provided in the Groundwater Agreement., or (3) except as otherwise provided in the Groundwater Agreement, Landlord’s violations of the Nitrate-Nitrogen Limits, and any penalties and fines imposed with respect thereto.

              The indemnification and hold harmless obligations of Tenant and Landlord shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Premises.

              28.3.     Access.

                         A.      Landlord shall have access to, during regular business hours upon not less then 2 days prior notice to Tenant, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant’s compliance with Environmental Requirements and Tenant’s obligations under this Lease. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations or use of the Premises and the frequency of such inspections. Such inspections and test shall be conducted at Landlord’s expense, unless such inspections or tests reveal the presence of Hazardous Material or reveal, based on Landlord’s reasonable determination that Tenant has not complied with all Environmental Requirements and provided that Landlord promptly notifies Tenant of the presence of such Hazardous Materials or of such noncompliance, as the case may be, in which case Tenant shall within 5 days of written demand by Landlord, reimburse Landlord for the cost of such inspection and tests. At the expiration or earlier termination of the Lease, Landlord shall have the right to undertake an environmental assessment of the Premises to determine Tenant’s compliance with all Environmental Requirements; provided, however, that such inspections and test shall be conducted at Landlord’s expense, unless such inspections or tests reveal the presence of Hazardous Material or reveal, based on Landlord’s reasonable determination that Tenant has not complied with all Environmental Requirements and provided that Landlord promptly notifies Tenant of the presence of such Hazardous Materials or of such noncompliance, as the case may be, in which case Tenant shall within 5 days of written demand by Landlord, reimburse Landlord for the cost of such inspection and tests. Landlord and Tenant agree that Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

                         B.      Without limiting the rights and obligations of Tenant and Landlord as provided in subparagraph A of this Paragraph 28.3 above, Tenant shall allow Landlord full access to the Premises to perform Landlord’s obligations under the CPDHE Order and Federal Order and ensure compliance with the Remediation Discharge Permit and any other environmental obligations. Tenant shall also allow Landlord to inspect or audit, upon a minimum of 2 days advanced notice and during normal business hours, Tenant’s records with respect to the performance of its obligations under Paragraph III(A) of the Groundwater Agreement. Tenant shall allow all such access notwithstanding Tenant’s exercise of its rights to purchase the Premises pursuant to this Lease, and Landlord’s rights to such access shall survive the expiration or termination of this Lease. Tenant will fully cooperate, at no cost to Tenant (except as otherwise set forth herein), with all requirements Landlord may reasonably impose on Tenant to comply with the CPDHE Order, Federal Order and Remediation Discharge Permit, so long as such cooperation does not result in an unreasonable interference with Tenant’s use of the Premises or operation of Tenant’s business; provided, however, that Landlord’s commitment to not unreasonably interfere with Tenant’s use of the Premises or operation of Tenant’s business shall not apply to Landlord’s and Tenant’s obligation to comply with the Nitrate-Nitrogen Limits set forth in the Remediation Discharge Permit.

              28.4.      Landlord and Tenant acknowledge and agree that they are parties to that certain Groundwater Remediation Operating Agreement dated as of the date hereof (the "GroundwaterAgreement"), and that the terms thereof shall be and hereby are incorporated by reference. Capitalized terms used but not defined in this Paragraph 28 shall have the meanings ascribed to them in the Groundwater Agreement.

              28.5.      Compliance

                         A.      Except as otherwise set forth in the Groundwater Agreement, Landlord shall have control over the manner, means and time, by which to comply with the CPDHE Order, Federal Order and Remediation Discharge Permit.

                         B.      Tenant agrees that Landlord shall be permitted to adopt engineering and use controls, including deed and use restrictions related to the Premises, to comply with the CPDHE Order or Federal Order, provided that such controls and restrictions (1) do not unreasonably interfere with Tenant’s operation of its anticipated business on the Premises; and (2) allow continued industrial use of the Premises.

29.         SECURITY SERVICE.

              Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that except to the extent of the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other injury (including death) or damage suffered or incurred by Tenant or its employees or agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

30.         FORCE MAJEURE.

              Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental actions, civil commotion, war, acts of terrorism, fire or other casualty, and any causes beyond the reasonable control of Landlord (“Force Majeure”).

31.         OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL.

              31.1.      Option to Purchase. Tenant shall have the option, exercisable upon notice to Landlord provided at any time during the Lease Term, as the same may be renewed, to purchase the Premises at the applicable purchase price set forth in Subparagraph 31.3 below, upon such other terms and conditions as may be usual and customary in Colorado Springs, Colorado for the sale of similar commercial properties and otherwise as mutually agreed upon by Tenant and Landlord (the "Option to Purchase"). Tenant acknowledges that the Premises may be transferred with deed restrictions limiting future uses of the Premises to non-residential or industrial uses, but only to the extent necessary to comply with Environmental Requirements. Landlord shall have no liability or obligation to conduct Remedial Action to modify, change or improve the Premises for uses other than the use permitted in Paragraph 3.1 above as of the date of this Lease. If Tenant does not exercise its Option to Purchase before the end of the Lease Term as the same may be renewed, Tenant's right to purchase the Premises pursuant to this Subparagraph 31.1 shall be forever extinguished.

              31.2.      Right of First Refusal. Notwithstanding the foregoing, and subject to the Right of First Refusal, as hereinafter defined, Landlord has the right to sell the Premises at any time prior to the end of the Lease Term. In the event that the Landlord receives an offer (the "Offer") to buy the Premises from a third party which Landlord desires to accept, Landlord shall notify the Tenant in writing, which notice shall contain the terms of the Offer, including the proposed purchase price (the "Offer Price"). Tenant shall have a separate option to purchase the Premises upon terms substantially the same as those set forth in the Offer (the "Right of First Refusal") which may be exercised by written notice thereof to Landlord at any time within thirty (30) days from the date of receipt of such notice of the Offer (the "Refusal Period") to exercise its Option to Purchase the Premises. In the event that Tenant exercises its right to purchase the Premises pursuant to its Right of First Refusal, the purchase price to be paid by Tenant shall be the Offer Price. If Tenant does not exercise its right to purchase the Premises within such thirty (30) day period with respect to its Right of First Refusal, Tenant's rights to purchase the Premises under this Subparagraph 31.2 shall be forever extinguished. Landlord reserves the right to sell the Premises to any third party so long as such party purchases the Premises subject to this Lease and Tenant's Option to Purchase and Right of First Refusal.

              31.3.      Purchase Price - Option to Purchase.

                         (A)      In the event Tenant exercises its Option to Purchase during the first twelve (12) months of the initial Lease Term, the purchase price for the Premises shall be $2,000,000 payable to Landlord in immediately available funds at closing, plus all Base Rent prorated from the date of Tenant’s exercise of such option which would have been paid to Landlord for the remaining portion of such twelve (12)-month period.

                         (B)      In the event Tenant exercises its Option to Purchase at any time after the period in Subparagraph (A) immediately above and during the Lease Term as the same may be renewed, Landlord and Tenant shall commence negotiations and shall use commercially reasonable efforts to agree upon the Fair Market Purchase Price. If Landlord and Tenant are unable to reach agreement on the Fair Market Purchase Price within twenty-one (21) days after the date negotiations commenced, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other its good faith estimate of the Fair Market Purchase Price. If the higher of such estimates is not more than One Hundred Twenty-five Percent (125%) of the lower of such estimates, then the Fair Market Purchase Price shall be the average of the two estimates. Otherwise, within five (5) days, either Landlord or Tenant may, by written notice to the other, request to resolve the dispute by arbitration as hereinafter provided. Within seven (7) days after the receipt of such request, the parties shall select, as an arbitrator, a mutually acceptable independent MAI appraiser having at least ten (10) years experience in appraising commercial property in the county in which the Premises are situated (a “Qualified Appraiser”). If the parties agree on a Qualified Appraiser, then within a period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser, which third Qualified Appraiser shall be the arbitrator and shall determine the Fair Market Purchase Price. If one party shall fail to make such appointment within said second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator. As soon thereafter as practicable, but in any case within twenty-one (21) days after being selected, the arbitrator shall determine the Fair Market Purchase Price. The decision of the arbitrator as to the Fair Market Purchase Price shall be submitted in writing to, and shall be final and binding on, Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs and/or fess of its respective appointee, and the parties shall share equally in the costs, charges, and/or fees of the mutually appointed Qualified Appraiser. The decision of the arbitrator may be entered into any court having jurisdiction thereof.

              31.4.      Closing. In the event Tenant exercises the Option to Purchase, Tenant and Landlord shall close the purchase of the Premises within sixty (60) days of Tenant's notice to Landlord of such exercise (the "Closing"). At Closing, Landlord shall deliver to Tenant (i) a special warranty deed conveying merchantable fee simple title to the Premises, free and clear of all liens and encumbrances, except taxes and assessments for the year of closing and those exceptions, easements and restrictions of record as of the date hereof or which have been subsequently imposed upon the Premises by agreement of the parties (the "Permitted Encumbrances"); (ii) an affidavit sufficient to allow Tenant to procure, at Tenant's expense, a standard owner's title insurance policy in the amount of the Offer Price without the standard exceptions except for any survey exception; and (iii) an affidavit sufficient to relieve Tenant of any state or federal tax withholding requirement. Tenant acknowledges that the Premises may be transferred with deed restrictions limiting future uses of the Premises to non-residential or industrial uses, but only to the extent necessary to comply with Environmental Requirements. As a condition to Closing, Landlord and Tenant shall enter into a license agreement permitting Landlord access to the Premises to fulfill its obligations under Paragraph 28.3 above, and substantially on the terms and conditions in the form of License Agreement attached as Exhibit B ("Access License Agreement"). Closing costs shall be apportioned between Tenant and Landlord as may be usual and customary in Colorado Springs, Colorado for the sale of similar commercial properties or as otherwise mutually agreed upon by Tenant and Landlord.

32.         OPTIONS TO RENEW.

              Tenant shall have the right to extend the Lease Term for two (2) successive renewal terms of five (5) years each (such terms are each a “Renewal Term” and collectively, the “Renewal Terms”), provided that Tenant, at the time of exercise of such Renewal Terms is in full compliance with all obligations and covenants to be performed and observed by Tenant under this Lease.

              Each Renewal Term shall be upon all of the same terms, covenants and conditions as the initial term of this Lease, except that the Base Rent for such Renewal Term shall be the then Fair Market Minimum Rental (defined below), and any reference in this Lease to the term of this Lease shall include the Renewal Term with respect to which Tenant so exercises its option. Such option to renew shall be exercised by notice in writing to Landlord on or before ninety (90) days prior to the expiration of the initial Lease Term, or the first Renewal Term, as the case may be.

              As used herein, “Fair Market Minimum Rental” shall mean the minimum rental then in effect on equivalent properties of similar size, location (including traffic counts) and nature located in the Colorado Springs, Colorado area, taking into consideration the fact that no real estate broker’s commissions would be required to be paid and that no Tenant improvements would be required to be installed by Landlord. On or before Ten (10) days after each time at which Tenant provides Landlord with Tenant’s notice of Tenant’s intent to exercise an option to renew hereunder, Landlord and Tenant shall commence negotiations and shall use their commercially reasonable efforts to agree upon the Fair Market Minimum Rental. If Landlord and Tenant agree upon the Fair Market Minimum Rental, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed upon Fair Market Minimum Rental as the minimum rent for such renewal period. If Landlord and Tenant are unable to reach agreement on the Fair Market Minimum Rental within twenty-one (21) days after the date negotiations commenced, then within seven (7) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Minimum Rental. If the higher of such estimates is not more than One Hundred Twenty-five Percent (125%) of the lower of such estimates, then the Fair Market Minimum Rental shall be the averages of the two estimates. Otherwise, within five (5) days, either Landlord or Tenant may, by written notice to the other, request to resolve the dispute by arbitration. Within seven (7) days after the receipt of such request, the parties shall select, as an arbitrator, a mutually acceptable independent MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising commercial retail and restaurant space in the Colorado Springs, Colorado area (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a subsequent period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the arbitrator and shall determine the Fair Market Minimum Rental. If one party shall fail to make such appointment within said second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator. As soon thereafter as practicable, but in any case within twenty-one (21) days, the arbitrator shall select one of the two estimates of Fair Market Minimum Rental submitted by Landlord and Tenant, which shall be the one that is closer to the Fair Market Minimum Rental as determined by the arbitrator. The decision of the arbitrator as to the Fair Market Minimum Rental shall be submitted in writing to, and be final and binding on, Landlord and Tenant as the Annual Base Rent for such Renewal Term, provided, however, that in no event shall the Annual Base Rent be lower than the Base Rent for the immediately preceding twelve (12) months of the Lease Term or first Renewal Term, as applicable. Landlord and Tenant shall each be responsible for the costs and/or fees of its respective appointee, and the parties shall share equally in the costs, charges, and/or fees of the mutually appointed Qualified Appraiser. The decision of the arbitrator may be entered into any court having jurisdiction thereof.

33.         ENTIRE AGREEMENT.

              This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior letters of intent, agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

34.         SEVERABILITY.

              If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

35.         BROKERS.

              Tenant and Landlord each represent and warrant that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.

36.         MISCELLANEOUS.

              (a)      Any payments or charges due from Tenant to Landlord hereunder, shall be considered additional rent for all purposes of this Lease.

              (b)      If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

              (c)      All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below their signatures. Either party may by notice given as aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery. Copies of notices to Tenant shall be sent in like manner to Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, NY 10022, Attn: Selig D. Sacks, Esq.

              (d)      The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

              (e)      The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties and, if applicable, any guarantor of Tenant's obligations hereunder.

              (f)      Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provisions hereof, or in any way affect the interpretation of this Lease.

              (g)      Any amount not paid by Tenant within 10 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or the prime rate plus 4 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

              (h)      With respect to any matters regarding the validity or enforceability of the parties' rights and obligations in respect of the leasehold interests created herein, this Agreement shall be governed by the laws of the State of Colorado, excluding any principles of conflicts of law. Otherwise this Agreement shall be governed by the laws of the State of New York.

              (i)      All riders, exhibits and addendum attached hereto are hereby incorporated into this Lease and made a part hereof. The following riders, exhibits and addenda are attached hereto:

                                         Exhibit A     -      Legal Description
                                         Exhibit B     -      Access License Agreement

              (j)      This Lease shall not be recorded but both parties agree that a mutually acceptable memorandum of lease shall be recorded at either party's request, provided that such memorandum shall provide notice of the Option and the Right of First Refusal.

[Remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the date first set forth above.

WITNESS:	TENANT:

Mobile Energy Products, Inc.

Printed Name:
By: /s/ Michael D. Eskra
Name: Michael D. Eskra
Title: President

Printed Name:

WITNESS:	LANDLORD:

EaglePicher Technologies, LLC

Printed Name:
By: /s/ Louis E. Lupo
Name: Louis E. Lupo
Title: Vice President and General Manager

Printed Name:

TENANT'S ADDRESS:	LANDLORD'S ADDRESS:

30 Shelter Rock Road	P.O. Box 47
Danbury, Connecticut 06810	Joplin, Missouri 6402
Attn: Michael Eskra	Attn: General Counsel
Telecopier: (203) 797-2697	Telecopier: (417) 623-3818

TENANT'S ACKNOWLEDGMENT

STATE OF _______________	§
§
COUNTY OF _____________	§

              The foregoing instrument was acknowledged before me this _____ day of ____________, 2003, by ___________________________, a _________________________, of Mobile Energy Products, Inc., on behalf of such entity.

My Commission Expires:                                        ________________________________________
_____________________                                        Notary Public, State of _____________________

LANDLORD'S ACKNOWLEDGMENT

STATE OF _______________	§
§
COUNTY OF _____________	§

              The foregoing instrument was acknowledged before me this _____ day of _______________, 2003, by ___________________________, a ______________________, of EaglePicher Technologies, LLC, on behalf of such entity.

My Commission Expires:                                        ________________________________________
_____________________                                        Notary Public, State of _____________________

EXHIBIT A

LEGAL DESCRIPTION

(see attached)

EXHIBIT B

FORM OF
ACCESS LICENSE AGREEMENT

              THIS ACCESS LICENSE AGREEMENT (“Agreement”) is made as of the ______ day of _________, 200_, between MOBILE ENERGY PRODUCTS, INC., a Delaware corporation (hereinafter referred to as “Mobile Energy”), and EAGLEPICHER TECHNOLOGIES, LLC, a Delaware limited liability company (hereinafter referred to as “EaglePicher”).

RECITALS

A.           EaglePicher has sold the real property known as 3820 South Hancock Expressway, Colorado Springs, CO 80911, as more particularly described in Appendix A attached hereto (the "Real Property") to Mobile Energy pursuant to an asset purchase agreement between EaglePicher and Mobile Energy (the "Asset Purchase Agreement").

B.           In accordance with the terms of that certain Lease Agreement of the Real Property between the parties hereto, dated as of October 1, 2003 ("Lease Agreement"), EaglePicher agreed to continue compliance with certain governmental orders and permits requiring environmental remediation on the Real Property ("Governmental Orders/Permits"), and Mobile Energy agreed that EaglePicher would have access to the Real Property in order to ensure that EaglePicher could continue such environmental remediation in compliance with such Governmental Orders/Permits.

C.           Mobile Energy has therefore agreed to grant a license to EaglePicher on the terms and conditions set out herein for full and free access to the Real Property to achieve such compliance.

              NOW THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Definitions

Where used herein, the following terms shall have the meanings ascribed thereto:

“Governmental Orders/Permits” shall mean the Compliance Order on Consent Number 99-01-26-01 issued to EaglePicher by the State of Colorado, Department of Public Health and Environment; the Corrective Action Order on Consent, Docket No. RCRA (3008) VIII-87-01, between the United States Environmental Protection Agency, Region VIII and EaglePicher Industries, Inc.; and Authorization to Discharge Industrial Wastewaters to the Security Sanitation District, Permit No: 2000-002, as amended.

Other capitalized terms shall have the meanings ascribed thereto elsewhere in this Agreement.

2.           License

Subject to the terms and conditions herein contained, Mobile Energy hereby grants to EaglePicher and its employees, agents and contractors, an irrevocable license (the “License”) in perpetuity in order to enter the Real Property with such persons, materials, vehicles and equipment as EaglePicher in its discretion considers advisable in order to comply with the Governmental Orders/Permits affecting the Real Property.

Without limiting the generality of the foregoing, the License shall include the right on the part of EaglePicher, its employees, agents and contractors:

(a)	to vehicular and pedestrian access to and from the Real Property over existing and future points of ingress and egress;

(b)	to such emergency access to the Real Property as may be required from time to time;

(c)	to maintain any equipment which may be required from time to time;

(d)	to enter upon the Real Property, in order to inspect, test, survey, monitor, maintain or repair such equipment, and any facilities, installations or other improvements as may be required;

(e)	to enter upon the Real Property to conduct such remediation, clean up, corrective action, monitoring and testing as may be required by the Governmental Orders/Permits; and

(f)	to undertake anything reasonably incidental or ancillary to any of the aforesaid in order to ensure the proper compliance with such Governmental Orders/Permits by both EaglePicher and, as applicable, Mobile Energy, including any applications for renewal of any license permits.

3.           Access

The License shall entitle EaglePicher to enter the Real Property during regular business hours, seven (7) days a week, and during non-business hours upon reasonable prior notice, except in the case of a real or apprehended emergency in which case no notice shall be required. All access to the Real Property will be subject to Mobile Energy’s security procedures, and Mobile Energy and EaglePicher shall provide to each other as necessary a list of authorized persons and emergency after-hours contact telephone numbers.

4.           Use of Real Property

During the term of the License:

(a)	any access to the Real Property by EaglePicher pursuant to the terms of this Agreement shall not unreasonably interfere with the conduct of Mobile Energy's business on the Real Property (except with respect to EaglePicher's and Mobile Energy's obligations to comply with nitrate-nitrogen limits set forth in that certain Remediation Discharge Permit and the Lease Agreement), and EaglePicher shall employ all reasonable measures to minimize the risk of any disruption, damage, inconvenience or interruption to Mobile Energy or others who, with the consent of Mobile Energy, enter on or use the Real Property; and

(b)	the use of the Real Property by Mobile Energy shall not unreasonably interfere with EaglePicher's performance of its obligations under the Governmental Orders/Permits, and Mobile Energy shall employ all reasonable measures to minimize the risk of any disruption, damage, inconvenience or interruption to EaglePicher or others who, with the consent of EaglePicher and for purposes related to EaglePicher's obligations herein, enter on or use the Real Property.

5.           Expenses

The parties acknowledge and agree that they each shall bear all costs and expenses incurred for compliance with their respective obligations under the Governmental Orders/Permits.

6.           Subsequent Sale of the Real Property

It is the intention of the parties that this Agreement shall be appurtenant to and run with the Real Property. Subject to Paragraph 9 hereof, the parties agree that upon the occurrence of any sale, conveyance, transfer or other disposition of the Real Property or any part thereof, Mobile Energy, and any other transferor will, as a condition of such sale, conveyance, transfer or other disposition, have the transferee agree in writing, for itself and its successors and assigns, to be bound by each and every term, and to be subject to each and every obligation of this Agreement applicable to such transferor and/or the Real Property being sold, conveyed, leased, transferred or disposed, to the intent that the covenants and agreements contained in this Agreement shall be enforceable against all subsequent owners and tenants of the Real Property.

7.           Restrictions on Assignment

Neither EaglePicher nor Mobile Energy shall assign this Agreement or the License in whole or in part nor permit anyone to use the Real Property or the License except as permitted by this Agreement without the prior written consent of the other, which consent may not be unreasonably withheld.

Notwithstanding the foregoing:

(a)	Mobile Energy may assign this Agreement without the consent of EaglePicher, provided EaglePicher is notified in writing thirty (30) days in advance of such assignment and provided that Paragraph 8 hereof is complied with, to any non-affiliated purchaser of Mobile Energy's interest in the Real Property, whereupon Mobile Energy shall be released from performing all of the terms, covenants and conditions of this Agreement; and

(b)	EaglePicher may assign this Agreement without the consent of Mobile Energy, provided Mobile Energy is notified of such assignment, to:

(i)	a wholly-owned subsidiary of EaglePicher; or

(ii)	a wholly-owned subsidiary of EaglePicher's parent company; or

(iii)	EaglePicher's parent company; or

(iv)	any purchaser of all or substantially all of EaglePicher's assets;

whereupon EaglePicher shall be released from performing all of the terms, covenants and conditions of this Agreement.

8.           Termination and Restoration

Upon the completion of all remediation required by the Governmental Orders/Permits and receipt of letters of no further action or letters of similar force and effect from the applicable governing authorities, this Agreement shall be terminated, whereupon, subject to any final accounting for expenses and the obligation imposed hereby of each party to execute and deliver any document reasonably necessary to remove the memorandum referenced in Paragraph 10 of this Agreement as an exception to title, neither party hereto nor their successors or assigns shall be under any further obligation to the other party or their respective successors or assigns hereunder; provided, however, that this Agreement shall not be deemed terminated and shall be deemed to be in full force and effect if, after receipt of letters of no further action or letters of similar force and effect from the applicable governing authorities, additional remediation, surveys, investigation, monitoring, remediation, clean up or corrective action is required by the applicable governing authorities.

9.           Approvals

Except as otherwise specifically provided in this Agreement, any approval or consent required by either party in this Agreement shall be requested and given in writing and shall not be unreasonably withheld or unduly delayed.

10.           Recording

For the purposes only of recording notice of this Agreement against title to the Real Property, the parties agree to execute a Memorandum of Access License in such form and substance reasonably required by EaglePicher, and EaglePicher may register the same at its own expense.

11.           Notices

Any notice or communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given when delivered personally, or by reputable national overnight courier, or when sent by facsimile transmission addressed to the parties hereto respectively as follows:

to the Purchaser:

Mobile Energy Products, Inc.
Attention: Michael Eskra
30 Shelter Rock Road
Danbury, Connecticut 06810
Telecopier: (203) 797-2697

with a copy to:

Pryor Cashman Sherman & Flynn
410 Park Avenue
New York, NY 10022
Attention: Selig D. Sacks, Esq.
Telecopier: (212) 326-0806

to EaglePicher:

EaglePicher Technologies, LLC
P.O. Box 47
Joplin, Missouri 64802
Attention: General Counsel
Telecopier: (417) 623-3818

Any notice or communication delivered personally, by courier or sent by facsimile transmission shall be deemed to have been received by the addressee on the day upon which it is delivered. Either of the parties hereto may change its address for the purpose hereof by directing a notice in writing of such change to the other parties at the above addresses and thereafter such changed address shall be effective for the purposes hereunder.

12.           No Easements

EaglePicher acknowledges and agrees that this Agreement does not and is not intended to create anything more than an irrevocable license on the terms set out herein and does not and is not intended to create any obligation upon Mobile Energy to grant any easements or other rights to EaglePicher. No actions taken by EaglePicher pursuant to this Agreement and the License hereby granted shall in any way constitute a trespass upon, or a taking of possession or control of, the Real Property.

13.           Confidentiality

Except to the extent required by any law, EaglePicher and Mobile Energy covenant and agree that neither party shall divulge any information in respect of this Agreement to any other party without the prior approval of the other party hereto.

14.           Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

15.           Further Assurances

The parties hereto covenant and agree to execute such further assurances as may be required to effect the covenants and agreements contained herein.

16.           Invalidity of Part Not to Affect Remainder

The invalidity or unenforceability, in whole or in part, of any provision of this Agreement shall not affect the validity and enforceability of the remainder of it.

17.           Governing Law

With respect to any matters regarding the validity or enforceability of the parties’ rights and obligations in respect of the license granted herein, this Agreement shall be governed by the laws of the State of Colorado. Otherwise this Agreement shall be governed by the laws of the State of New York.

18.           Time of the Essence

Time shall in all respects be of the essence of this Agreement.

[Signatures on following page]

              IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.

MOBILE ENERGY PRODUCTS, INC.
WITNESS:

By
Printed Name:	Name:
Title:

Printed Name:

EAGLEPICHER TECHNOLOGIES, LLC
WITNESS:

By
Printed Name:	Name:
Title:

Printed Name:

MOBILE ENERGY'S ACKNOWLEDGMENT

STATE OF _______________	§
§
COUNTY OF _____________	§

              The foregoing instrument was acknowledged before me this _____ day of ____________, 200_, by ___________________________, a _________________________, of Mobile Energy Products, Inc., on behalf of such entity.

My Commission Expires:                                        ________________________________________
_____________________                                        Notary Public, State of _____________________

EAGLE PICHER'S ACKNOWLEDGMENT

STATE OF _______________	§
§
COUNTY OF _____________	§

              The foregoing instrument was acknowledged before me this _____ day of _______________, 200_, by ___________________________, a ______________________, of EaglePicher Technologies, LLC, on behalf of such entity.

My Commission Expires:                                        ________________________________________
_____________________                                        Notary Public, State of _____________________

APPENDIX A

LEGAL DESCRIPTION

(see attached)